Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
     WHEREAS, Agere Systems Inc., a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 1,500,000 shares of common stock (including the related Preferred Stock Purchase Rights), to be offered under the Agere Systems Inc. Management 401(k) Plan; and
     WHEREAS, the Company proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 700,000 shares of common stock (including the related Preferred Stock Purchase Rights), to be offered under the Agere Systems Inc. Represented 401(k) Plan; and
     WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:
     NOW, THEREFORE, the undersigned hereby constitutes and appoints John W. Gamble, Jr. as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file any such registration statement with respect to the above-described common shares and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 11th day of August, 2005.

By:	/s/ Richard L. Clemmer	By:	/s/ Thomas P. Salice
Name:	Richard L. Clemmer	Name:	Thomas P. Salice
Title:	Director	Title:	Director

By:	/s/ John T. Dickson	By:	/s/ Rae F. Sedel
Name:	John T. Dickson	Name:	Rae F. Sedel
Title:	President, Chief Executive Officer and Director	Title:	Director

By:	/s/ Richard S. Hill	By:	/s/ Harold A. Wagner
Name:	Richard S. Hill	Name:	Harold A. Wagner
Title:	Director	Title:	Director

By:	/s/ Arun Netravali
Name:	Arun Netravali
Title:	Director